EXHIBIT A

                                 2000 STOCK PLAN

                                       OF

                                  XIN NET CORP.


SECTION 1. ESTABLISHMENT AND PURPOSE.

     The Plan is established on October 3, 2000, effective on approval by shareholders, to offer directors and selected employees, advisors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code.

         The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

SECTION 2. DEFINITIONS.

         (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

         (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean a committee of the Board of Directors, as described in Section 3(a).

         (d)  "Company" shall mean Xin Net Corp., a Florida corporation.

         (e) "Employee" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) an Outside Director and (iii) an independent contractor who performs services for the Company or a Subsidiary and who is not a member of the Board of Directors. Service as an Outside Director or independent contractor shall be considered employment for all purposes of the Plan, except as provided in Subsections (a) and (b) of Section 4.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (g) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         (h) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:



                  (i) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite- transactions report;

                  (ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

                  (iii) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.; and

                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         (i) "ISO" shall mean an employee  incentive  stock option  described in section 422(b) of the Code.

         (j) "Nonstatutory Option" shall mean an employee stock option not described in sections 422(b) or 423(b) of the Code.

         (k) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

         (l) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

         (m)  "Optionee" shall mean an individual who holds an Option.

         (n) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company or of a Subsidiary.


SECTION 3. ADMINISTRATION.

         (a) Committee Membership. The Plan shall be administered by the Committee. The "Committee" shall mean the full Board of Directors and/or a committee designated by the Board of Directors, which is authorized to administer the Plan under this Section. The Committee's membership shall enable the Plan to qualify under Rule 16b-3 with regard to the grant of Shares and Options under the Plan to persons who are subject to Section 16 of the Exchange Act. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Shares or Options under the Plan to persons subject to Section 16 of the Exchange Act.

         (b) Committee Procedures. The Committee shall designate one of its members as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

         (c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                  (i)  To interpret the Plan and to apply its provisions;

                  (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                  (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                  (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

                  (v)  To select the Offerees and Optionees;

                  (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

                  (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

                  (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                  (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and, to the extent such amendments adverse to the Offeree's or Optionee's interest, to the consent of the Offeree or Optionee who entered into such agreement;

                  (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

                  (xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

         All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

         (a) General Rules. Only Employees (including, without limitation, independent contractors who are not members of the Board of Directors) shall be eligible for designation as Optionees or Offerees by the Committee. In addition, only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. Employees who are Outside Directors shall only be eligible for the grant of the Nonstatutory Options described in Subsection (b) below.

         (b) Outside Directors. Any other provision of the Plan notwith-standing, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

                  (i) Outside Directors shall receive no grants other than the Nonstatutory Options described in this Subsection (b).

                  (ii) All Nonstatutory Options granted to an Outside Director under this Subsection (b) shall also become exercisable in full in the event of the termination of such Outside Director's service because of death, Total and Permanent Disability or voluntary retirement at or after age 65.

                  (iii) The Exercise Price under all Nonstatutory Options granted to an Outside Director under this Subsection (b) shall be equal to 100 percent of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Subsection (a), (b), (c) or (d) of Section 8.

                  (iv) Nonstatutory Options granted to an Outside Director under this Subsection (b) shall terminate on the earliest of (A) the 10th anniversary of the date of grant, (B) the date 120 days after the termination of such Outside Director's service for any reason other than death or Total and Perm- anent Disability or (C) the date 6 months after the termi- nation of such Outside Director's service because of death or Total and Permanent Disability.


The Committee may provide that the Nonstatutory Options that otherwise would be granted to an Outside Director under this Subsection (b) shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the Nonstatutory Options shall be applied with regard to the service of the Outside Director.

SECTION 5. STOCK SUBJECT TO PLAN.

         (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 15% of Shares oustanding, subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

         (b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES.

         (a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

         (b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 60 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

         (c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than 100 percent of the Fair Market Value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

           (d) Withholding Taxes. As a condition to the award, sale or vesting of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such Shares. The Committee may permit the Offeree to satisfy all or part of his or her tax obligations related to such Shares by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. The Shares withheld or surrendered shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

         (e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

         (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

         (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

           (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant. The Exercise Price of a Nonstatutory Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in
Section 8.

         (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

         (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability or retirement or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant. Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

         (f) Nontransferability. During an Optionee's lifetime, such Optionee's Option(s) shall be exercisable only by him or her and shall not be transferable, unless permitted by the Stock Option Agreement. In the event of an Optionee's death, such Optionee's Option(s) shall not be transferable other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution.

         (g) Termination of Service (Except by Death). If an Optionee's Service terminates for any reason other than the Optionee's death, then such Optionee's Option(s) shall expire on the earliest of the following occasions:

         (i)  The expiration date determined pursuant to Subsection (e) above;

         (ii) The date 120 days after the termination of the Optionee's service for any reason other than Total and Permanent Disability; or

         (iii) The date six months after the termination of the Optionee's Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Option(s), all or part of such Option(s) may be exercised (prior to expiration) by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination.

         (h) Leaves of Absence. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         (i) Death of Optionee. If an Optionee dies while he or she is in Service, then such Optionee's Option(s) shall expire on the earlier of the following dates:

         (i)  The expiration date determined pursuant to Subsection (e) above;
or

         (ii)  The date six months after the Optionee's death.

         All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's death or became exercisable as a result of the Optionee's death. The balance of such Option(s) shall lapse when the Optionee dies.


         (j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 9.

         (k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase his or her obligations under such Option.

         (l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. PAYMENT FOR SHARES.

         (a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

                  (i) In the case of Shares sold under the terms of a Stock Purchase Agreement subject to the Plan, payment shall be made only pursuant to the express provisions of such Stock Purchase Agreement. However, the Committee (at its sole discretion) may specify in the Stock Purchase Agreement that payment may be made in one or all of the forms described in Subsections (e),
                  (f) and (g) below.

                  (ii) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b), (c),
                  (d), (f) or (g) below.

                  (iii) In the case of a Nonstatutory Option granted under the Plan, the Committee (at its sole discretion) may accept payment pursuant to Subsections (b), (c), (d), (f) or (g) below.

         (b) Surrender of Stock. To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         (c) Exercise/Sale. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (d) Exercise/Pledge. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (e) Services Rendered. To the extent that this Subsection (e) is applicable, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

         (f) Promissory Note. To the extent that this Subsection (f) is applicable, a portion of the Purchase Price or Exercise Price, as the case may be, of Shares issued under the Plan may be payable by a full-recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon and (iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

         (g) Other Forms of Payment. To the extent that this Subsection (g) is applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

SECTION 9. ADJUSTMENT OF SHARES.

         (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Nonstatutory Options to be granted to Outside Directors under Section 4(b), (iii) the number of Shares covered by each outstanding Option or (iv) the Exercise Price under each outstanding Option.

        (b)Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by an acceleration.

         (c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. SECURITIES LAWS.

         Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 11. NO RETENTION RIGHTS.

         Neither the Plan nor any Option shall be deemed to give any individual a right to remain an employee, consultant or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

SECTION 12. DURATION AND AMENDMENTS.

         (a) Term of the Plan. The Plan, as set forth herein, shall become effective upon approval by shareholders. The Plan shall terminate automatically 15 years after its initial adoption by the Board of Directors on October 3, 2000, and may be terminated on any earlier date pursuant to Subsection (b) below.

         (b) Right to Amend or Terminate the Plan. The Board of Directors may, subject to applicable law, amend, suspend or terminate the Plan at any time and for any reason. An amendment to the Plan shall require stockholder approval only to the extent required by applicable law.

         (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 13. EXECUTION.


      To record the adoption of the Plan by the Board of Directors on October 3, 2000 subject to approval by the Company's stockholders at a duly noticed shareholders' meeting, the Company has caused its authorized officer to execute the same.

XIN NET CORP.


By /s/ Marc Hung
   -----------------------
   President

FOLD AND DETACH HERE

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                                  XIN NET CORP.
              #830-789 W. Pender St, Vancouver, BC, Canada V6C 1H2
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
               ANNUAL MEETING OF STOCKHOLDERS, January ____, 2001




     The undersigned hereby appoints Marc Hung proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Xin Net Corp. held of record by the undersigned at the Annual Meeting of Stockholders to be held on January ____, 2001, at 9:00 a.m., at #830-789 W. Pender Street, Vancouver, BC Canada V6C 1H2, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

1. To elect a Board of four (4) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

       Nominees: Marc Hung, Ernest Cheung, Xiao-qing (Angela) Du, Maurice Tsakok

                  [_] FOR:  nominees listed above (except as marked to the con-
                        trary below).


                  [_] WITHHOLD authority to vote for nominee(s) specified below

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

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2.     To approve the adoption of the Employee Stock Award Plan of Xin Net Corp.

         [_] FOR           [_] AGAINST               [_] ABSTAIN

3. To ratify the designation of Clancy and Co., PLLC, as independent accountants for the period ending December 31, 2000:

         [_] FOR           [_] AGAINST               [_] ABSTAIN

4.       To transact such other business as may properly come before the Annual
Meeting.

         [_] FOR           [_] AGAINST               [_] ABSTAIN


         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.


                                        ----------------------------------------
                                              Signature of Stockholder

                                        ----------------------------------------
                                              Signature if held jointly

                                        Dated: __________________________ , 2000

                                                     IMPORTANT:  If  shares  are
                                                     jointly owned,  both owners
                                                     should sign.  If signing as
                                                     attorney,         executor,
                                                     administrator,     trustee,
                                                     guardian  or  other  person
                                                     signing in a representative
                                                     capacity,  please give your
                                                     full  title as  such.  If a
                                                     corporation, please sign in
                                                     full   corporate   name  by
                                                     President      or     other
                                                     authorized  officer.  If  a
                                                     partnership, please sign in
                                                     partnership     name     by
                                                     authorized person.